UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016 (August 26, 2011)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2011, the Key Energy Services, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders and conducted a non-binding advisory “Say on Pay” vote (a periodic non-binding advisory stockholder votes to approve the compensation paid to the Company’s named executive officers) and “Say on Frequency” vote (a periodic non-binding advisory stockholder vote to approve the frequency of the Say on Pay vote). On May 24, 2011, the Company filed a Current Report on Form 8-K to disclose the final voting results related to the Company’s 2011 Annual Meeting of Stockholders. On August 26, 2011, the Company filed the first amended Current Report on Form 8-K/A stating that the Company had determined that it would hold the advisory Say on Pay vote on an annual basis until the next advisory Say on Frequency vote was submitted to the Company’s stockholders.

As previously disclosed, on October 24, 2016, the Company and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the terms of a plan support agreement, dated August 24, 2016, by and among the Debtors and certain of their lenders and noteholders, that contemplates the reorganization of the Debtors pursuant to a prepackaged plan of reorganization (the “Plan”). The Debtors obtained joint administration of their chapter 11 cases under the caption In re: Key Energy Services, Inc, et al., Case No. 16- 12306. On December 6, 2016, the Bankruptcy Court entered into an order (the “Confirmation Order”) confirming the Plan as modified by the Confirmation Order. On December 15, 2016 the Plan became effective in accordance with its terms and the Debtors emerged from the chapter 11 cases.

Due to the approval of the Plan by the Bankruptcy Court, the Company does not expect to hold an annual meeting of stockholders at which directors will be elected to the Company’s board of directors (the “Board”) until 2019. On December 15, 2016, the Board determined that the Say on Pay vote and the Say on Frequency vote will be conducted at the next stockholder meeting at which directors will be elected to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 15, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary